EXHIBIT 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 of our report dated March 30, 1999, relating to the statement of assets and liabilities of The Gabelli Utility Fund at March 29, 1999. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.








                       CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 25,1999, relating to the financial statements and financial highlights appearing in the December 31,1998 Annual Report to the Shareholders of The Gabelli Equity Trust Inc. which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.